UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 31, 2025

Baxter International Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224)948-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
NYSE Chicago
1.3% Global Notes due 2025	BAX 25	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:   ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2025 Baxter International Inc. (the “Company”) elected Ms. Anita Zielinski as its Senior Vice President, Chief Accounting Officer and Controller, effective as of February 21, 2025 (the “Effective Date”). In connection with her election, on February 21, 2025, Mr. Joel Grade will cease serving as the Company’s interim Chief Accounting Officer and Principal Accounting Officer and will continue serving as the Company’s Executive Vice President and Chief Financial Officer.

Ms. Zielinski, 51, joined the Company from Sysco Corporation (“Sysco”) where she worked for seven years, most recently, beginning in 2022, as the Senior Vice President and Chief Financial Officer, US Foodservice Operations where she was responsible for financial oversight of Sysco’s US business segments. Prior to that, she served as Sysco’s Senior Vice President and Chief Accounting Officer from 2017 to 2022. Prior to joining Sysco, she was an audit partner with Ernst & Young. Ms. Zielinski holds a bachelor’s degree of business administration from Texas A&M University and is a Certified Public Accountant licensed in the state of Texas.

Ms. Zielinski does not have any family relationships with any of the Company’s directors or executive officers, there are no arrangements or understandings between Ms. Zielinski and any other persons pursuant to which she was selected as an officer, and there are no transactions between Ms. Zielinski and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Ms. Zielinski will be paid an annual base salary, is eligible to receive an annual cash bonus under the Company’s Management Incentive Compensation Plan (including eligibility for a prorated bonus opportunity for 2025 based on the number of days worked in 2025), an annual equity-based grant pursuant to the Company’s long-term incentive program and participate in the Company’s other benefit plans. In addition, Ms. Zielinski received a sign on bonus of $150,000, which amount she will be required to repay in full if her employment with the Company is terminated for any reason by her or by the Company (except through an involuntary termination for which she is eligible for severance under the Company’s Executive Severance Plan) within 12 months of her start date, two-thirds upon the same occurring within 12 to 24 months of her start date, or one third upon the same occurring within 24 to 36 months of her start date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 31, 2025	BAXTER INTERNATIONAL INC.

	By:	/s/ Ellen K. Bradford
	Name:	Ellen K. Bradford
	Title:	Senior Vice President and Corporate Secretary